Exhibit 10.6

EXECUTION COPY

CONSULTING AGREEMENT

This CONSULTING AGREEMENT, (this “Agreement”), is dated October 26, 2011 and shall be effective as of January 1, 2012, between CapitalSource Inc. (the “Company”) and Steven A. Museles (the “Consultant”).

WHEREAS, the Company desires to obtain the consulting services of the Consultant as an independent contractor to assist with strategic operations and to provide such advice as the Company may request or require;

WHEREAS, the Consultant has heretofore entered into an Employment Agreement dated as of December 16, 2009 (as amended to date, the “Employment Agreement”) with the Company, and the Company and he have entered into a Separation Agreement dated as of the date hereof (the “Separation Agreement”) providing for termination of his services as an employee and officer [and director] of the Company and its subsidiaries on mutually agreed upon terms; and

WHEREAS, the parties desire to enter into this Agreement to set forth the terms and conditions for the consulting relationship of the Consultant with the Company.

NOW, THEREFORE, IT IS AGREED as follows:

1. Engagement.

(a) During the term of this Agreement (as set out in Section 5 hereof), the Consultant shall serve as a consultant to the Company and its affiliates and shall make himself reasonably available to perform consulting services as reasonably requested by the Company. The Consultant shall render advisory and consulting services to the Company and its affiliates of the type customarily performed by persons serving in similar consulting capacities, consistent with the knowledge and experience possessed by the Consultant as shall be mutually agreed by the Company and the Consultant. The Consultant shall perform his services at the Company’s offices in Chevy Chase, Maryland or at such other locations as the Consultant shall determine in his sole discretion. For the sake of clarity, Consultant shall not be required to perform the services contemplated herein at any particular time or place and may choose to provide the services by telephone or conference call.

(b) The parties acknowledge and agree that the Consultant’s fulfillment of his obligations to the Company hereunder will require the Consultant to be available to provide services for 30 hours per week (the “Weekly Hours Requirement”). During the time that the Consultant is not providing services to the Company, he may accept other employment or engagements and may participate in any other activities without obtaining the Company’s approval thereof; provided, however, that such other employment, engagements and activities do not involve any post-employment violations of the Employment Agreement, any Company policies or the Company Code of Conduct and do not prevent or interfere with the Consultant’s ability to provide the consulting services required hereunder.

2. Compensation and Expenses. The Company agrees to pay the Consultant during the term of this Agreement a monthly retainer of $27,083, payable in arrears provided the Consultant has complied with all of his obligations under this Agreement, including, but not limited to, satisfying the Weekly Hours Requirement. If the Consultant fails to comply with his obligations under, or otherwise breaches the terms of, this Agreement, the Consultant shall forfeit all future monthly payments required hereto and the Company shall have no further obligation to make such payments.

The Company shall reimburse the Consultant for all reasonable, ordinary and necessary travel and lodging expenses incurred by the Consultant in connection with the Consultant’s performance of services hereunder, provided that all such expenses are in accordance with the Company’s policies applicable to similar expenses incurred by its executive management employees and communicated to the Consultant. The Consultant will invoice the Company for any reimbursement of expenses payable hereunder in respect of services performed, and each such invoice shall be accompanied by receipts and other supporting documentation of expenses incurred as reasonably requested by the Company. The Company shall pay the expense reimbursements that are due under this Agreement within 30 days after receiving an invoice from the Consultant for such amounts.

3. Participation in Retirement and Employee Benefit Plans. Subject to Sections 4(c) and (d) of the Separation Agreement, nothing in this Agreement shall entitle the Consultant to participate in or accrue additional benefits under any plan of the Company relating to stock options, stock purchases, equity award, deferred compensation, pension, thrift, profit sharing, employee stock ownership, group life insurance, medical coverage, disability insurance, education, or other retirement or employee benefits.

4. Office and Support Services. During the term of this Agreement, the Company shall provide the Consultant with reasonable office space in the Company’s Chevy Chase, Maryland offices, supplies, assistant and other appropriate support services and facilities that are reasonably required by the Consultant in connection with his performance of services hereunder, in each case as reasonably determined by the Company. The value of any support services and facilities provided to the Executive pursuant to this Section 4 that are not used for the purposes of providing services to the Company shall be reportable on a Form 1099 or any other form as required by applicable law.

5. Term. The term of this Agreement shall be for twelve months commencing on January 1, 2012. The parties by mutual written agreement may extend the term of this Agreement. Either party may terminate this Agreement at any time with 30 days advance notice.

6. Indemnification. During the term of this Agreement and thereafter, the Company agrees to indemnify and hold Consultant and Consultant’s heirs and representatives harmless, to the maximum extent permitted by law, against any and all damages, costs, liabilities, losses and expenses (including reasonable attorneys’ fees) as a result of any claim or proceeding (whether civil, criminal, administrative or investigative), or any threatened claim or proceeding (whether civil, criminal, administrative or investigative), against Consultant that arises out of or relates to Consultant’s service hereunder at the request of the Company, and to promptly advance to Consultant or Consultant’s heirs or representatives such expenses upon written request with appropriate documentation of such expense upon receipt of an undertaking by Consultant or on Consultant’s behalf to repay such amount if it shall ultimately be determined that Consultant is not entitled to be indemnified by the Company. The Company shall be entitled to assume the defense of any such proceeding and Consultant will use reasonable efforts to cooperate with such defense. To the extent that Consultant in good faith determines that there is an actual or potential conflict of interest between the Company and Consultant in connection with the defense of a proceeding, Consultant shall so notify the Company and shall be entitled to separate representation at the Company’s expense by counsel selected by Consultant (provided that the Company may reasonably object to the selection of counsel within ten (10) business days after notification thereof) which counsel shall cooperate, and coordinate the defense, with the Company’s counsel and minimize the expense of such separate representation to the extent consistent with Consultant’s separate defense. This Section 6 shall continue in effect after the termination of Consultant’s consultancy or the termination of this Agreement.

7. Confidentiality and Non-Disclosure; Standards. The Company and Consultant acknowledge and agree that during the term of this Agreement Consultant will have access to and may assist in developing Company Confidential Information (as defined below). During and after the term of this Agreement, Consultant will not knowingly use, disclose or transfer any Company Confidential Information other than as authorized in writing by the Company or within the scope of Consultant’s duties with the Company. Anything herein to the contrary notwithstanding, the provisions of this Section 7 shall not apply (i) when disclosure is required by law or by any court, arbitrator, mediator or administrative or legislative body (including any committee thereof) with actual or apparent jurisdiction to order Consultant to disclose or make accessible any information; (ii) with respect to any other litigation, arbitration or mediation involving this Agreement, including, but not limited to, the enforcement of this Agreement; (iii) as to information that becomes generally known to the public or within the relevant trade or industry other than due to Consultant ‘s violation of this Section 7; or (iv) as to information that is or becomes available to Consultant on a non-confidential basis from a source which is entitled to disclose it to Consultant.

For purposes of this Section 7, the term “Company Confidential Information” shall mean information known to Consultant to constitute non-public information or trade secrets or proprietary information belonging to the Company or other confidential financial information, operating budgets, strategic plans or research methods, personnel data, projects or plans, or non-public information regarding the terms of any existing or pending lending transaction between the Company and an existing or pending client or customer, in each case, received by Consultant in connection with his duties with the Company. Notwithstanding anything to the contrary contained herein, the general skills, knowledge and experience gained during Consultant’s service to the Company or information publicly available or generally known within the industry or trade in which the Company competes, shall not be considered Company Confidential Information. Nothing in this Section 7 shall modify or supersede the provisions set forth in Section 7 of the Employment Agreement.

8. No Assignments. This Agreement is personal to each of the parties hereto. Neither party may assign or delegate any rights or obligations hereunder without first obtaining the written consent of the other party hereto except that the Company may assign its rights and obligations hereunder to any of its affiliates. However, in the event of the death of the Consultant all rights to receive payments hereunder shall become rights of the Consultant’s estate.

9. Amendment; Modification; Waiver. No amendments or additions to this Agreement shall be binding unless in writing and signed by both of the parties hereto. No delay or failure at any time on the part of the Company in exercising any right, power or privilege under this Agreement, or in enforcing any provision of this Agreement, shall impair any such right, power, or privilege, or be construed as a waiver of any default or as any acquiescence therein, or shall affect the right of the Company thereafter to enforce each and every provision of this Agreement in accordance with its terms.

10. Section Headings. The section headings used in this Agreement are included solely for convenience and shall not affect, or be used in connection with, the interpretation of this Agreement.

12. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

13. Notices. For purposes of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when be hand delivered, mailed by first-class registered or certified mail, return receipt requested, postage prepaid, delivered by overnight air courier, or emailed, addressed as follows:

If to the Company:

CapitalSource Inc.

5404 Wisconsin Avenue, 2nd Floor

Chevy Chase, MD 20815

Attention: Associate General Counsel

Telephone: (301) 634-6793

Facsimile: (301) 272-3423

Email: KOgrosky@capitalsource.com

If to the Consultant:

Steven A. Museles

7505 Arrowood Road

Bethesda, MD 20817

or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

14. Independent Contractor Status. The Consultant shall have sole control of the manner and means of performing his services under this Agreement and shall complete such services in accordance with his own means and methods of work. The parties intend that the Consultant shall be an independent contractor, self-employed individual. The Consultant acknowledges that he shall be solely responsible for any national or local income taxes or national or local self-employment taxes arising with respect to the amounts payable hereunder and that Consultant has no supranational, national or local law workers’ compensation rights with respect to the services provided herein. The Company shall not provide to the Consultant workers’ compensation, disability insurance, Social Security or unemployment compensation coverage nor any other statutory benefit generally granted to employees of the Company. The Consultant shall comply at his expense with all applicable provisions of workers’ compensation laws, unemployment compensation laws, federal Social Security law, the Fair Labor Standards Act, OSHA regulations, federal, state and local income tax laws, and all other applicable federal, state and local laws, regulations and codes relating to terms and conditions of employment required to be fulfilled by employers or independent contractors. The Consultant shall not have the authority or ability to legally bind or commit the Company or any of its affiliates, and no action, document or agreement by the Consultant shall be binding on or legally enforceable against the Company or any of its affiliates.

15. Governing Law. Because of the Company’s and Consultant’s substantial contacts with the State of Maryland, the parties’ interests in ensuring that disputes regarding the interpretation, validity, and enforceability of this Agreement are resolved on a uniform basis, and the Company’s execution of and making of this Agreement in Maryland, the parties agree that the Agreement shall be interpreted and governed by the laws of the State of Maryland, without regard for any conflict of law principles.

16. Condition. This Agreement and the parties’ obligations hereunder shall be subject to the satisfaction of the condition that the Company and the Consultant shall have entered into the Separation Agreement and the General Release (as required under, and defined, in the Separation Agreement) and that such agreement and release shall not have been revoked. In the event that such condition is not satisfied, this Agreement shall be of no further force or effect and the parties shall have no further obligation or liability hereunder.

17. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto, and supersedes all prior oral or written agreements, commitments or understandings, with respect to the matters provided for herein. Notwithstanding the foregoing, the parties do not intend by this Agreement to supersede the Employment Agreement or the Separation Agreement (or any releases granted pursuant thereto).

18. Compliance with Employer’s Policies. The Consultant agrees to observe and comply with, and that as a consultant he is subject to, the policies and rules of the Company and its affiliates, including without limitation, the Company’s Code of Conduct and Insider Trading Policies. The Consultant agrees to observe and comply with all policies of the Company and its affiliates that by their operation survive termination of his consultancy hereunder.

19. Access. The Company agrees to provide the Consultant during the Term with reasonable access to the Company’s systems, information and documents as determined by the Company to be reasonably necessary for the Consultant to perform the services under this Agreement, including, without limitation, a Company laptop. The Consultant agrees that the foregoing access, equipment, information and documents shall be used solely and exclusively for the benefit of the Company and the provision of services to the Company by the Consultant pursuant to this Agreement. Within five business days after the end of the Term, the Consultant shall return to the Company or, for the information or documentation for which return in not possible, destroy and certify such destruction to the Company, all of the Company’s equipment, access, information, materials and documentation.

* * * * *

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered in their name and on their behalf as of the date first above written.

/s/ Steven A. Museles
Steven A. Museles

Date:	10/26/11

CapitalSource Inc.

By:	/s/ James J. Pieczynski
James J. Pieczynski Co-Chief Executive Officer

Date:	10/26/11